Board of MPLX LP general partner elects Michael J. Hennigan as chairman

FINDLAY, Ohio, April 30, 2020 – The board of directors of the general partner of MPLX LP (NYSE: MPLX) has elected Michael J. Hennigan as chairman, succeeding retiring chairman Gary R. Heminger. Hennigan’s appointment became effective April 29. Hennigan is president and chief executive officer of the general partner of MPLX LP, and has been a director since 2017.

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About MPLX LP

MPLX is a diversified, large-cap master limited partnership that owns and operates midstream energy infrastructure and logistics assets, and provides fuels distribution services. MPLX’s assets include a network of crude oil and refined product pipelines; an inland marine business; light-product terminals; storage caverns; refinery tanks, docks, loading racks, and associated piping; and crude and light-product marine terminals. The company also owns crude oil and natural gas gathering systems and pipelines as well as natural gas and NGL processing and fractionation facilities in key U.S. supply basins. More information is available at www.mplx.com.

Investor Relations Contacts: (419) 421-2071
Kristina Kazarian, Vice President, Investor Relations

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